UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

WisdomTree, Inc.
(Name of Registrant as Specified In Its Charter)

ETFS Capital Limited Graham Tuckwell BRUCE AUST TONIA PANKOPF
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ETFS Capital Limited, together with the other participants named herein (collectively, “ETFS Capital”), has filed a definitive proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2023 annual meeting of stockholders (the “Annual Meeting”) of WisdomTree, Inc., a Delaware corporation (the “Company”).

Item 1: On May 4, 2023, ETFS Capital issued the following press release as well as an open letter to stockholders of the Company. A copy of the letter is attached hereto as Exhibit 1 and is incorporated herein by reference.

ETFS CAPITAL FILES DEFINITIVE PROXY STATEMENT AND ISSUES LETTER TO FELLOW WISDOMTREE STOCKHOLDERS

Letter Outlines Urgent Need to Refresh Entrenched WisdomTree Board to Stop Continued Destruction of Stockholder Value

Files Definitive Proxy Materials for the Election of its Three Highly Qualified Nominees at WisdomTree’s 2023 Annual Meeting

ETFS Capital Nominees Will Bring Accountability, ETF Expertise, Management Oversight and Fresh Perspective to WisdomTree Board

Urges WisdomTree Stockholders to Vote FOR All Three ETFS Capital Nominees on the GOLD Proxy Card Today

NEW YORK, NY – May 4, 2023 – ETFS Capital Limited (“ETFS Capital”), the largest combined owner of common stock, $0.01 par value (the “Common Stock”), and Series A Non-Voting Convertible Preferred Stock (the “Series A Preferred Stock”) of WisdomTree, Inc. (“WisdomTree” or the “Company”) (NYSE: WT), with ownership of approximately 10.2% of the outstanding Common Stock, which together with its Series A Preferred Stock would represent approximately 18.3% of the Company’s outstanding Common Stock on an as-converted basis, announced today that it has issued a letter to its fellow WisdomTree stockholders and filed a definitive proxy statement with the Securities and Exchange Commission in connection with WisdomTree’s 2023 Annual Meeting of Stockholders, which is scheduled for June 16, 2023.

ETFS Capital’s letter to its fellow WisdomTree stockholders is attached to this release. A copy of ETFS Capital’s letter, definitive proxy statement, and information on how to vote for ETFS Capital’s three director candidates on the GOLD proxy card or GOLD voting instruction form, will also be available at www.WiseUpWT.com

Stockholders who have questions, require assistance in voting their GOLD universal proxy card, or need additional copies of ETFS Capital’s proxy materials, are encouraged to contact Okapi Partners at (877) 629-6356 or info@okapipartners.com.

About ETFS Capital Limited

ETFS Capital is a London-based strategic investment company focused on growth opportunities across the ETF ecosystem. As part of its investment process, ETFS Capital receives and analyses many dozens of business ideas and proposals within the ETF ecosphere each year and conducts in-depth technical and commercial due diligence on the companies where it chooses to deploy capital. Thereafter it engages in a hands-on approach, as a partner to management teams and Boards bringing its unparalleled industry-specific expertise for the benefit of those companies.

Investor Contacts:

ETFS Capital:

Martyn James

+44 (0) 207-509-0674

or

+1 347 566 8291
campaign@etfscapital.com

Okapi Partners:

Bruce Goldfarb / Chuck Garske
(212) 297-0720 or (877) 629-6356
info@okapipartners.com

Media Contact:

Dan Gagnier / Riyaz Lalani

+1-646-569-5897

ETFS@gagnierfc.com

Item 2: On May 4, 2023, ETFS Capital posted the following materials, including the letter to stockholders attached hereto as Exhibit 1, to www.WiseUpWT.com: